Exhibit 10.5

Zurich American Life Insurance Company
Certificate Of Coverage
Long Term Disability Plan
Policyholder: Northrop Grumman Corporation
Policy Number: CLPEX01084
Eligible Class: Class 1

Zurich American Life Insurance Company is pleased to welcome you to the Plan. This is your Certificate of Coverage, hereinafter "Certificate", as long as you are eligible for coverage and you meet the requirements for becoming insured. You will want to read this Certificate carefully and keep it in a safe place. This Certificate may be delivered electronically when agreed to by the Policyholder and us.

This Long Term Disability Plan provides financial protection for you by paying a portion of your income if you become disabled due to an illness or injury while covered under this Plan. The amount you receive is based on the amount you earned before your disability began. In some cases, you can receive disability payments even if you work while you are disabled.

Throughout this document the words "we", "our”', "us", and "the Company" means Zurich American Life Insurance Company. The words "you" and "your" mean the insured employee of the Policyholder sponsoring this Plan. Some terms and provisions are written as required by insurance law. Important terms are defined in the “Glossary” Section of the Certificate. Defined terms appear in italic print. If you should have any questions about the content or provisions, please consult us at the toll-free number provided below. We will assist you in any way to help you understand your benefits.

The benefits described in this Certificate are subject in every way to the entire Group Insurance Policy. If the terms and provisions of the Certificate are different, the Policy will govern. The Group Insurance Policy includes this Certificate, the Benefits Schedule(s), and any riders or amendments issued with the Group Insurance Policy. The Policyholder's application and any application or evidence of insurability completed by you or on your behalf, when applying for coverage or an increase in coverage, are also considered part of the Policy.

Your coverage may be cancelled or changed in whole or in part under the terms and provisions of the Policy. The Policy is delivered in and is governed by the laws of the governing jurisdiction and to the extent applicable by the Employee Retirement Income Security Act of 1974 (ERISA) and any amendments. When making a benefit determination under the Policy, we have discretionary authority to determine your eligibility for benefits and to interpret the terms and provisions of the Policy.

For purposes of effective dates and ending dates under the Group Policy, all days begin at 12:01 a.m. and end at 12:00 midnight Eastern Standard Time at the Policyholder's address.

Zurich American Life Insurance Company is located at:

1299 Zurich Way
Schaumburg, Illinois 60196

Our toll-free number is: 1-800-244-8017
Outside the United States: 719-268-2416.
Our website address is: myzurichleave@ zurichna.com.

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SPECIAL NOTICES

Toll Free Number:                    1-800-244-8017
Social Security Advocacy Program:            1-800-244-8017
Claim Information Toll Free Number:            1-800-244-8017
Outside the United States: 719-268-2416

IMPORTANT INFORMATION REGARDING YOUR INSURANCE

In the event you need to contact someone about this insurance policy for any reason, please contact your Policyholder. If you have additional questions you may contact us at the following address and telephone number:

1299 Zurich Way
Schaumburg, IL 60196
800-206-8826

If you have been unable to contact or obtain satisfaction from the company, you may contact the Virginia State Corporation Commission's Bureau of Insurance at:
1300 E. Main Street
Richmond, Virginia 23219

Toll Free Number for Virginia Residents         1-(800) 552-7945
Toll Free Number for Non-Virginia Residents         1-(877) 310-6560

Written correspondence is preferable as a record of the inquiry is maintained. When contacting the Company or the Bureau of insurance, have the Policy number available.

No benefits are covered under this Certificate in the absence of payment of current premiums subject to the grace period and the “Premium” Section of the Group Insurance Policy. Unless specifically provided for in any applicable termination or continuation of coverage provision, described in this Certificate or under the terms of the Group Insurance Policy, this Plan does not pay benefits for a disability incurred before coverage starts under this Plan. This Plan will not pay any benefits for any losses, claims or expenses that start after coverage ends.

Benefits may be modified during the term of this Plan as specifically provided under the terms of the Group Insurance Policy or upon renewal. If benefits are modified, the revised benefits (including any reduction in benefits or elimination of benefits) apply to any losses incurred that start on or after the effective date of the Plan modification. There are no vested rights to receive any benefits described in the Group Insurance Policy or in this Certificate beyond the date of termination or renewal including if the loss, accident or disability starts on or after the effective date of the Plan modification, but prior to your receipt of amended Plan documents.

Notice

Any person with the intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may have violated state law.

DISCLOSURE NOTICES

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For Residents of the Following States:

INDIANA

NOTICE TO EMPLOYEES
Questions regarding your Policy or coverage should be directed to:

Zurich American Life Insurance Company
7045 College Blvd, Overland Park, KS 66211-1523
1-888-634-6780

If you (a) need the assistance of the governmental agency that regulates insurance; or (b) have a complaint you have been unable to resolve with your insurer you may contact the Department of Insurance by mail, telephone or email:

State of Indiana Department of Insurance
Consumer Services Division
311 West Washington Street
Suite 300
Indianapolis, IN 46204

Consumer Hotline:
1-800-622-4461

In the Indianapolis Area:
1-317-232-2395

Complaints can be filed electronically at www.in.gov/idoi

ARKANSAS
QUESTIONS OR PROBLEMS WITH YOUR POLICY?

If you have any questions or problems with your Policy, you may contact us at the address below or one of the other organizations listed:

Zurich American Life Insurance Company
7045 College Boulevard
Overland Park, Kansas 66211-1523
Telephone: (877) 678-7534

Arkansas Insurance Department
Consumer Services Division
1200 West Third Street
Little Rock, Arkansas 72201-1904
Telephone: (501) 371-2640 or (800) 852-5494

GEORGIA

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NOTICE
The laws of the State of Georgia prohibit insurers from unfairly discriminating against any person based upon his or her status as a victim of family violence.

ILLINOIS
NOTICE TO EMPLOYEES - ILLINOIS
This notice is to advise you that should any complaints arise regarding this insurance, you may contact the following:

Zurich American Life Insurance Company
7045 College Blvd, Overland Park, KS 66211-1523
(888) 634-6780

For your information, the following is your state’s Department of Insurance contact information:

Illinois Department of Insurance
Consumer Division
320 W Washington St
Springfield, IL 62767
(217) 782-4515

WISCONSIN
NOTICE TO EMPLOYEES – WISCONSIN
KEEP THIS NOTICE WITH YOUR INSURANCE PAPERS
PROBLEMS WITH YOUR INSURANCE? – If you are having problems with your insurance company or agent, do not hesitate to contact the insurance company or agent to resolve your problem.

Zurich American Life Insurance Company
7045 College Blvd, Overland Park, KS 66211-1523
(888) 634-6780

You can also contact the OFFICE OF THE COMMISSIONER OF INSURANCE, a state agency which enforces Wisconsin’s insurance laws, and file a complaint. You can contact the OFFICE OF THE COMMISSIONER OF INSURANCE by contacting :

Office of the Commissioner of Insurance
Complaints Department
P.O. Box 7873
Madison, WI 53707-7873
Toll-Free: (800) 236-8517
Telephone: (608) 266-0103

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Zurich American Life Insurance Company

Your Long Term Disability Plan

GENERAL PROVISIONS

This disability plan provides you with a source of monthly income if you should become disabled and unable to work because of an sickness or injury while covered under this Plan.

What Is The Certificate?

This Certificate of Coverage ("Certificate") is a written document prepared by the Company. It tells you important information about your Plan such as:

•	the coverage to which you may be entitled;

•	claim processing and administrative procedures;

•	to whom we will make a payment; and

•	the limitations, exclusions and requirements that apply within the Plan.

The Certificate may include attachments such as amendments and riders, which describe additional provisions about your Plan. Please read the entire document carefully to fully understand your long term disability plan.

Eligibility

Who Is Eligible For Coverage

To be eligible for coverage under this Plan, the following requirements must be met:

•	you must be employed by the Policyholder;

•	you must be in active employment;

•	you must be in an eligible class.

Determining Your Eligible Class

Your employer determines the criteria that are used to define the eligible class(es) for insurance coverage under this Plan. Your employer determines if you are in an eligible class. Such criteria are based solely upon the conditions related to your employment.

The criteria describing eligible classes of employees are listed on the Benefits Schedule attached to this Certificate. Refer to the Benefits Schedule or contact your employer to determine if you are in an eligible class.
When Are You Eligible For Coverage?
If you are working for your employer in an eligible class, the date you are eligible for coverage is the Plan effective date.

New Hires

If you are in an eligible class on the date of hire, your eligibility date is the date you are hired. If you enter an eligible class after your date of hire, your eligibility date is the date you enter the eligible class.

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Effective Date Of Coverage

When Does Your Coverage Begin?

If you have met all your eligibility requirements, and you are in active employment, your coverage takes effect at 12:01 a.m. Eastern Standard Time on the date you are eligible for coverage.

What If You Are Absent From Work On The Date Your Coverage Would Normally Begin?

If you are absent from work due to injury, sickness, a mental illness, temporary layoff or leave of absence, on the date your insurance would otherwise become effective, your coverage, increase in coverage or a new benefit will begin the date you return to active employment.

Enrollment

How Do You Enroll For Coverage?

You will be provided with plan design and enrollment information when you first become eligible. If you are not required to contribute towards the cost of coverage, you are not required to request coverage or complete an enrollment form. Your enrollment will be handled by your employer.

After Coverage Begins

When Will Changes To Your Coverage Take Effect?

Effective Date For Benefit Changes Due To A Change In Covered Monthly Earnings
A change in your monthly benefit due to a change in your covered monthly earnings will be effective on the date of the change if you are in active employment or if you are on a covered layoff or leave of absence. If you are not in active employment due to injury or sickness, any increased or additional coverage will begin on the date you return to active employment.

Effective Date For Benefit Changes Due To A Change In Insurance Class
A change in your monthly benefit due to a change in your eligible class will be effective on the date of the change if you are in active employment or if you are on a covered layoff or leave of absence. If you are not in active employment due to injury or sickness, any increased or additional coverage will begin on the date you return to active employment.

Effective Date For Benefit Changes By Policy Amendment
A change in your covered monthly benefit due to a change in the Policy by an amendment elected by the Policyholder, will be effective on the date of the change, if you are in active employment, or if you are on a covered layoff or leave of absence. If you are not in active employment on the date a benefit payable change would otherwise be effective, any increased or additional coverage will begin on the date you return to active employment. A change in your benefit payable because of a change made by the Company will normally be effective on the Policy Anniversary Date, or as otherwise determined by state or federal law, or by us. However, if you are not in active employment on the date a benefit payable change would otherwise be effective, the benefit payable change will not be in force until you return to active employment.
Neither an increase nor a decrease in coverage will affect a payable claim that occurs prior to the increase or decrease.

How Do You Pay For Your Coverage?

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We will bill your employer for the premium and any amount you owe. Your employer will pay the premium on your behalf.

Once you have satisfied the elimination period, your premium and contributions, if any, will be waived for any period you are eligible to receive monthly benefits.

When Coverage Ends

When Does Your Coverage End?

Your coverage under this Plan ends on the earliest of:

•	the date the Policy or a Plan is cancelled;

•	the date you are no longer in an eligible class;

•	the date you are no longer eligible for coverage;

•	the date your eligible class is no longer covered;

•	the last day you are in active employment except as provided under the covered layoff or leave of absence provision;

•	the date your employment stops for any reason, including job elimination, or being placed on severance. This will be the date you stop active employment;

•	the date on which you retire;

•	the date on which you voluntarily or involuntarily lose your professional license; or

•	the date on which you begin active duty in the armed forces of any country.

When Will Your Coverage Continue If You Are Temporarily Not Working?

If premium payments continue to be made on your behalf, we may deem your employment to continue for purposes of remaining eligible for coverage under this Plan as described below.

If you are not in active employment due to illness or injury, or medical or occupational leave as agreed to by your employer and us, your coverage may continue for the duration of the leave, up to 12 months.

If you are on an employer-approved leave of absence or educational leave, and if premium is paid, you will be covered through the end of the month that immediately follows the month in which your leave of absence begins.

Reinstatement Of Coverage

If your Long Term Disability coverage ends, you may apply to reinstate coverage, subject to the rules described in the "When Does Your Coverage Begin?" Section. If we approve your request, the reinstatement will be effective on the first day of the month coinciding with or following the approval date.

If you return to active employment within six months of the date your coverage terminated, and you request coverage from your employer within 31 days of your return, the pre-existing condition limitation will apply only to the extent it would have applied if your coverage had not ended.

What Happens To My Coverage Under This Policy While I Am On A Family And Medical Leave Of Absence?

If you were granted a leave of absence according to the "“Family and Medical Leave Act of 1993", your coverage will continue under this provision through the end of the month plus four additional months from the date your leave begins.

Coverage will be continued until the end of the later of:

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•	the leave period required by the federal Family and Medical Leave of Absence Act of 1993 and any amendments; or

•	the leave period required by applicable national, state or local law, or any similar law, plan or act; or

•	If the Policyholder's policy does not provide for continuation of your coverage during a family and medical leave of absence, your coverage will be reinstated when you return to active employment.

How Can Statements Made In Your Application For This Coverage Be Used?

We consider any statements you or your employer makes in a signed application for coverage or an evidence of insurability form, or that your employer makes in the application process, a representation and not a warranty. If any of the statements you or your employer make are not complete and/or not true at the time they are made, we can:

•	reduce or deny any claim; or

•	cancel your coverage from the original effective date or any the increase in coverage.

We will use only statements made by the employer in the application process and statements made by you in a signed application as a basis for doing this. If a statement is used in a contest, a copy of that statement will be furnished to you or, in the event of your death or incapacity, to your eligible survivor or personal representative.

If the Policyholder gives us information about you that is incorrect, we will:

•	use the facts to decide whether you have coverage under the Plan and in what amounts; and

•	make a fair adjustment of the premium.

Our failure to implement or insist upon compliance with any provision of this Policy at any given time or times shall not constitute a waiver of our right to implement or insist upon compliance with that provision at any other time or times. This applies whether or not the circumstances are the same.

Incontestability

During the first two years that your insurance is in force, we may use any statement you have made in contesting the validity of that coverage. This also applies to any increase in your coverage for the two years that follow the effective date of that increase, if evidence of insurability was required in order for the increase to take effect.

Once coverage, including an increase in coverage has been continuously in effect for two years, the validity of your insurance may not be contested by us unless your statement was in writing on a form signed by you and was fraudulently made in order to obtain that coverage or increase.

Subrogation And Right Of Reimbursement

As used herein, the term "third party," means any party that is, or may be, or is claimed to be responsible for illness or injuries to you that caused your disability. Such illness or injuries are referred to as "third party injuries". "Third party" includes any party responsible for payment of benefits for loss of time or wages as a result of third party injuries.

By accepting benefits under this Plan, you specifically acknowledge our right of subrogation. When this Plan pays benefits for disabilities incurred due to third party injuries, we shall be subrogated to your right of recovery against any party to the extent of all benefits provided by this Plan. We may proceed against any party with or without your consent.

By accepting benefits under this Plan, you or your representatives further agree to:

•
notify us within 30 days and in writing when notice is given to any party, including an insurance company or attorney, of the intention to investigate or pursue a claim to recover damages or obtain compensation due to third party injuries sustained by you;

•	cooperate with us and do whatever is necessary to secure our rights of subrogation and recovery under this Certificate;

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•
give us a first-priority lien on any recovery, settlement, or judgment or other source of compensation which may be had from any party to the extent of the full cost of all benefits associated with third party injuries provided by this Plan (regardless of whether specifically set forth in the recovery, settlement, judgment or compensation agreement);

•
pay, as the first priority, from any recovery, settlement judgment, or other source of compensation, any and all amounts due us as recovery of the full cost of all benefits associated with third party injuries paid by this Plan (regardless of whether specifically set forth in the recovery, settlement, judgment, or compensation agreement), unless otherwise agreed to by us in writing;

•
do nothing to prejudice our rights as set forth above. This includes, but is not limited to, refraining from making any settlement or recovery, which specifically attempts to reduce or exclude the full cost of all benefits paid by the Plan.

•	serve as a constructive trustee for the benefits of this Plan over any settlement or recovery funds received as a result of third party injuries.

We may recover full cost of all benefits paid by this Plan under this Certificate without regard to any claim of fault on your part, whether by comparative negligence or otherwise.

Does The Coverage Under A Plan Replace Or Affect Any Workers' Compensation Or State Disability Insurance?

The coverage under a Plan does not replace or affect the requirements for coverage by Workers' Compensation or State Disability Insurance. However, any Workers' Compensation benefits are considered a deductible source of income.

Recovery Of Overpayments

If payments are made in amounts greater than the benefits that you are entitled to receive, we have the right to recover any overpayments. Refer to the “Claim Information” Section for the process we use to recover overpayments.

Does The Policyholder Act As Our Agent?

No. For purposes of the Policy, the Policyholder acts on their own behalf. Under no circumstances will the Policyholder be deemed our agent.

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LONG TERM DISABILITY BENEFITS

How Do We Define A Long Term Disability?

During the elimination period and the first 24 months benefits are payable, you are disabled when we determine that:

•	you are unable to perform the material and substantial duties of your regular occupation due solely to your sickness or injury;

•	you are under the regular care of a physician; and

•	you have a 20% or more loss in your indexed monthly earnings due to that sickness or injury.

After 24 months benefits have been payable, you are disabled when we determine that due to the same sickness or injury:

•	you are unable to perform the duties of any gainful occupation for which you are reasonably fitted by education, training or experience;

•	you are under the regular care of a physician; and

•	you have a 40% or more loss in your indexed monthly earnings due to the same sickness or injury.

We will assess your ability to work and the extent to which you are able to work by considering the facts and opinions from your physicians, and physicians and medical practitioners or vocational experts of our choice.

We may require you to be examined by a physician, other medical practitioner and/or vocational expert of our choice. We will pay for this examination. We can require an examination as often as it is reasonable to do so. We may also require you to be interviewed by our authorized representative. Refusal to be examined or interviewed may result in denial or termination of your claim.

How Long Must You Be Disabled Before You Are Eligible To Receive Benefits?

You must be continuously disabled through your elimination period. The days that you are not disabled will not count toward your elimination period. We will treat your disability as continuous if your disability stops for 30 days or less during the elimination period. No benefit is payable for or during the elimination period.

Your elimination period is described in the Benefits Schedule.

Can You Satisfy Your Elimination Period If You Are Working?

Yes. If you are working while you are disabled, the days you are disabled will count toward your elimination period.

When Will You Begin To Receive Benefits?

You will begin to receive benefits when we approve your claim, providing the elimination period has been satisfied and you are disabled. We will send you a monthly benefit for any period for which we are liable.

What Are Your Covered Monthly Earnings?

"Covered Monthly Earnings" means your gross monthly income from your employer in effect just prior to your date of disability. It includes your total income before taxes. It is prior to any deductions made for pre-tax contributions to a qualified deferred compensation plan, Section 125 plans, or flexible spending account.

It does not include income received from commissions, bonuses, overtime pay, any other extra compensation, or income received from sources other than your employer.

How Is Your Benefit Determined If You Are Disabled And Not Working?

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We will follow this process to calculate your benefit amount:

1)	Multiply your covered monthly earnings by the monthly benefits percentage shown in the Benefits Schedule.

2)	The maximum monthly benefit is listed in your Benefits Schedule.

3)	Compare the answer from Item 1) with the maximum monthly benefit. The lesser of these two amounts is your gross disability benefit.

4)	Subtract from your gross disability benefit any deductible sources of income.

The amount figured in Item 4) is your monthly benefit. The monthly benefit will be recalculated when your income changes or you receive any new deductible sources of income.

After the elimination period, if you are disabled for less than one month, we will send you 1/30th of your benefit for each day of disability.

Monthly Benefit means your benefit amount after any deductible sources of income have been subtracted from your gross disability benefit.

Maximum Monthly Benefit means the maximum benefit amount for which you are insured under this Plan as shown in the Benefits Schedule.

Gross Disability Benefit means the benefit amount before we subtract deductible sources of income and disability earnings.

Deductible Sources of Income means other income from deductible sources listed in the Plan that you receive or are entitled to receive while you are disabled. This income will be subtracted from your gross disability benefit.

How Is Your Benefit Determined If You Are Disabled And Working?

For the first 12 months of payable benefits:

1.	If you are disabled and return to work, we will not reduce your monthly benefit for disability earnings if:

•	your monthly disability earnings, if any, are less than 20% of your indexed monthly earnings due to the same sickness or injury; and

•	you have satisfied the elimination period.

2.	If you are disabled and your monthly disability earnings are 20% or more of your indexed monthly earnings, due to the same sickness or injury, we will calculate your monthly benefit as follows:

•
during the first 12 months of payable benefits, while working, your monthly benefit will not be reduced by your disability earnings as long as disability earnings plus the gross disability benefit does not exceed 100% of indexed monthly earnings.

1)	Add your monthly disability earnings to your gross disability benefit.

2)	Compare the answer in Item 1) to your indexed monthly earnings.

If the answer from Item 1) is less than or equal to 100% of your indexed monthly earnings, we will not further reduce your monthly benefit.

If the answer from Item 1) is more than 100% of your indexed monthly earnings, we will subtract the amount over 100% from your monthly benefit.

•	After benefits have been payable for 12 months, while working, the amount of your monthly benefit will change, and we will consider a portion of your disability earnings to be a deductible source of income. Fifty percent of your disability earnings will be added to your other deductible sources of

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income, if any. The sum will be deducted from your gross disability benefit. This amount will be your monthly benefit.

We may require you to send proof of your disability earnings on a monthly basis. We will re-calculate your benefit each month and adjust your monthly benefit based on your monthly disability earnings.
As part of your proof of disability earnings, we can require that you send us appropriate financial records, including copies of your IRS federal income tax return, W-2's and 1099's, which we believe are necessary to substantiate your income.

After the elimination period, if you are disabled for less than one month, we will send you 1/30th of your monthly benefit for each day of disability.

When Will Your Monthly Benefits End If Working While Disabled?

During the first 24 months of disability benefits, if your monthly disability earnings exceed 80% of your indexed monthly earnings, we will stop your benefits and your claim will end.

Beyond 24 months of disability benefits, if your monthly disability earnings exceed 60% of your indexed monthly earnings, we will stop your benefits and your claim will end.

Disability earnings means the earnings which you receive while you are disabled and working, plus the earnings you could receive if you were working to your greatest extent possible. this would be, based on your restrictions and limitation:

•	during the first 24 months of disability benefits, the greatest extent of work you are able to do in your regular occupation, that is reasonably available;

•
beyond 24 months of disability payments, the greatest extent of work you are able to do in any occupation, that is reasonably available, for which you are reasonably fitted by education, training or experience.

Salary continuance paid to supplement your disability earnings will not be considered payment for work performed.

We will review your status from time to time. We will require satisfactory proof of earnings and continued disability. No disability benefits will be paid, and insurance will end if we determine you are able to work under a transitional work arrangement or other modified work arrangement and you refuse to do so without good cause.

What Will We Use For Covered Monthly Earnings If You Become Disabled During A Covered Leave Of Absence?

If you become disabled while you are on a covered layoff or leave of absence, we will use your monthly earnings from your employer in effect just prior to the date your absence begins.

How Can We Protect You If Your Disability Earnings Fluctuate?

If your disability earnings routinely fluctuate widely from month to month, we may average your disability earnings over the most recent three months to determine if your claim should continue.

If we average your disability earnings, we will terminate your claim if:

•	during the first 24 months of disability benefits, the average of your disability earnings from the last three months exceeds 80% of indexed monthly earnings; or

•	beyond 24 months of disability benefits, the average of your disability earnings from the last three months exceeds 60% of indexed monthly earnings.

We will not pay you for any month during which disability earnings exceed the above amounts. The minimum monthly benefit will not be paid when disability earnings exceed the above amounts.

What Are “Deductible Sources Of Income" And How Do They Affect My Benefits?

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Deductible Sources of Income are other income benefits you, your spouse or your dependent children may be entitled to receive because of your disability or retirement. These benefits are taken into consideration when your monthly benefit is calculated and may reduce your monthly benefit.

We will subtract from your gross disability benefit the following deductible sources of income:

1.	The amount that you receive or are entitled to receive under:

•	a Workers' Compensation law;

•	an occupational disease law; or

•	any other plan, act or law with similar intent.

2.	The amount that you receive or are entitled to receive as disability income benefits under any:

•	state compulsory benefit act or law;

•	automobile liability insurance policy;

•	other group insurance plan; or

•	governmental retirement system as a result of your job with your employer.

3.	The gross amount that you, your spouse and children receive or are entitled to receive as disability benefits because of your disability under:

•	the United States Social Security Act;

•	the Canada Pension Plan;

•	the Quebec Pension Plan;

•	the Railroad Retirement Act; or

•	any similar plan, act or law of any country, state or province.

Amounts paid to your former spouse or to your children living with such spouse will not be included.

4.	The gross amount that you receive as retirement payments or the amount your spouse and children receive as retirement payments because you are receiving retirement payments under:

•the United States Social Security Act;
•the Canada Pension Plan;
•the Quebec Pension Plan;
•the Railroad Retirement Act; or
•any similar plan, act or law of any country, state or province.

Benefits paid to your former spouse or your children living with such spouse will not be included.

5.	The amount that you:

•    receive as disability benefits under your employer's retirement plan;

•	voluntarily elect to receive as retirement benefits under your employer's retirement plan;

•	receive as retirement benefits when you reach the later of age 62 or normal retirement age, as defined in your employer's retirement plan; or

•	receive as pension benefits from your employer.

Disability payments under a retirement plan will be those benefits which are paid due to disability and do not reduce the retirement benefit which would have been paid if the disability had not occurred.

Retirement benefits will be those benefits that are paid based on your employer's contribution to the retirement plan. Disability benefits which reduce the retirement benefit under the Plan will also be considered as a retirement benefit.

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Regardless of how the retirement funds from the retirement plan are distributed, we will consider your and your employer's contributions to be distributed simultaneously throughout your lifetime.

Amounts received do not include amounts rolled over or transferred to any eligible retirement plan. We will use the definition of eligible retirement plan as defined in Section 402 of the Internal Revenue code including any future amendments that affect the definition.

6.	One hundred percent of the amount you receive under Title 46, United States Code Section 688 (The Jones Act).

7.	Third party payments, damages, settlements or judgments received for your disability (after subtracting attorney's fees).

8.	One hundred percent of the amount you receive under the maritime doctrine of maintenance, wages and cure. This includes only the "wages" part of such benefits.

9.	The amount of loss of time benefits that you receive or are entitled to receive under any salary continuation or accumulated sick leave.

10.
The amount you receive or are entitled to receive under any unemployment income act or law due to the end of employment with your employer or payable by insured and uninsured plans or as a result of your membership or association in any group, union or other organization.

With the exception of retirement payments, or amounts that you receive from a partnership, proprietorship or any similar draws, we will only subtract deductible sources of income which are payable as a result of the same disability.

We will not reduce your payment by your Social Security retirement income if your disability begins after age 65 and you were already receiving Social Security retirement payments.

What Are Not Deductible Sources Of Income?

We will not subtract from your gross disability benefit income you receive from, but not limited to, the following:

•	401(k) plans;

•	profit sharing plans;

•	thrift plans;

•	tax sheltered annuities;

•	stock ownership plans;

•	non-qualified plans of deferred compensation;

•	military pension and military disability income plans;

•	individual retirement accounts (IRA);

•	individual disability income plans;

•	457 deferred compensation plans;

•	403(b) tax sheltered annuity plans; or

•	retirement benefits from a former employer.
What If Subtracting Deductible Sources of Income Results In A Zero Benefit (Minimum Monthly Benefit)?

If your monthly benefit is reduced to zero due to subtracting deductible sources of income, you will receive a minimum monthly benefit. Your minimum monthly benefit is listed on the Benefits Schedule.

We may apply your minimum monthly benefit toward any outstanding overpayment.

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What Happens When You Receive A Cost Of Living Increase From Deductible Sources of Income?

Once we have subtracted any deductible source of income from your gross disability benefit, we will not further reduce your monthly benefit due to a cost of living increase from that source.

What If We Determine You May Qualify For Deductible Income Benefits?

1.
When we determine that you may qualify for benefits under the “Deductible Sources of Income” Section, we will estimate your entitlement to these benefits. We can reduce your monthly benefit by the estimated amounts if such benefits:

•	have not been awarded or received; and

•	have not been denied; or

•	have been denied, and the denial is being appealed, if appeal rights are provided.

Your monthly benefit may not be reduced by the estimated amount if you:

•	apply for the disability benefits under the “Deductible Sources of Income” Section, and appeal your denial to all administrative levels we feel are necessary; and

•	sign our reimbursement agreement form. This form states that you promise to pay us any overpayment caused by an award.

2.	If your benefit has been reduced by an estimated amount, your benefit will be adjusted when we receive proof:

•	of the amount awarded; or

•	that benefits have been denied and all appeals we feel are necessary have been completed. In this case, a lump sum refund of the estimated amount will be made to you.

What Happens If You Receive A Lump Sum Payment?

If you receive a lump sum payment from any deductible source of income, the lump sum will be pro-rated on a monthly basis over the time period for which the sum was given. If no time period is stated, we will use a reasonable one.

What Is The Maximum Benefit Period?

You will receive a benefit for each month you remain disabled up to the maximum benefit period.

Your maximum benefit period is based on your age when your disability occurred. Refer to the Benefits Schedule for specific maximum benefit period durations.

When Will Benefits Stop?

Your claim will end, and benefits will stop on the earliest of the following:

•	the end of the maximum benefit period;

•	the date you are no longer disabled under the terms of the Plan;

•	during the first 24 months of benefits, when you are able to work in your regular occupation on a part-time basis, but you choose not to;

•	after 24 months of benefits, when you are able to work in any gainful occupation on a part-time basis, but you choose not to;

•	during the first 24 months of benefits, if you are working and your monthly disability earnings exceed 80% of your indexed monthly earnings, the date your earnings exceed 80%;

•	after 24 months of benefits, if you are working and your monthly disability earnings exceed 60% of your indexed monthly earnings, the date your earnings exceed 60%;

•	the date you fail to submit proof of continuing disability;

•	if you are incarcerated;

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•	the date you die;

•	the date your employer offers you another or modified job position, which physicians agree you are able to perform, at a pay rate that exceeds 80% of your indexed monthly earnings.

Disability Benefits Will Not Be Paid For Any Period Of Disability During Which You:

•	are not following a plan of appropriate care for your disability, or complications of your disability;

•	are not receiving appropriate care;

•
refuse to participate in our rehabilitation program, a worksite modification program, a transitional work arrangement or other modified work arrangement which may be for your regular occupation or any reasonable occupation; or

•
you fail to cooperate with us in the administration of the claim. Such cooperation includes, but is not limited to provding any information or documents needed to determine whether benefits are payable or the actual benefit amount due.

What Disabilities Have A Limited Pay Period Under Your Plan?

We will pay disability benefits on a limited basis for a disability caused by, or contributed to by, any one or more of the following conditions:

•	disabilities, which as determined by us, due in whole or in part to mental illness have a limited pay period during your lifetime.

•	disabilities which as determined by us, due in whole or in part to alcohol abuse, drug abuse or dependency have a limited pay period during your lifetime.

The lifetime cumulative maximum benefit period for all disabilities caused by, or contributed to by:

•	mental illness; and

•	alcohol abuse and drug abuse or dependency

is 24 months during your lifetime. Only 24 months of benefits will be paid for any combination of such disabilities even if the disabilities:

•	are not continuous; and/or

•	are not related.

Benefit Extension

We will continue your benefits beyond the 24-month period if you meet one or both of these conditions:

1.
if you are confined to a hospital or institution at the end of the 24-month period, we will continue your benefits during your confinement. If you are still disabled when you are discharged, we will continue your benefits for a recovery period of up to 90 days.

If you become re-confined at any time during the recovery period and remain confined for at least 14 days in a row, we will continue your benefits during that additional confinement and for one additional recovery period up to 90 more days.

2.
In addition to Item 1), if, after the 24-month period for which you have received benefits, you continue to be disabled and subsequently become confined to a hospital or institution for at least 14 days in a row, we will continue benefits during the length of the re-confinement.

We will not pay beyond the limited pay period as indicated above, or the maximum benefit period, whichever occurs first. We will not apply any period of confinement to your lifetime cumulative maximum.

Exceptions

We will not apply the mental illness limitation to dementia if it is a result of:

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•	stroke;

•	trauma;

•	viral infection;

•	Alzheimer's disease; or

•	other conditions not listed which are not usually treated by a mental health provider or other qualified provider using psychotherapy, psychotropic drugs, or other similar.
What Disabilities Are Not Covered Under Your Plan?

Your Plan does not cover any disabilities caused by, contributed to by, or resulting directly or indirectly from:

•	a pre-existing condition;

•	intentionally self-inflicted injuries or attempted suicide;

•	active participation in a riot or an act of insurrection, rebellion or civil commotion;

•	war, declared or undeclared, or any act of war;

•
the revocation, restriction or non-renewal of your license, permit or certification necessary to perform the duties of your occupation unless due solely to injury or illness otherwise covered by the Group Insurance Policy;

•	participation in an illegal activity or illegal act or to which a contributing cause was your being engaged in an illegal occupation;

•
commission of a crime for which you have been convicted, this includes but is not limited to local, state, country, provincial or federal law, or the disability results from commission of, or attempting to commit a criminal act;

•
intoxication, including driving a motor vehicle while intoxicated. ("Intoxicated" means your blood alcohol or drug level meets or exceeds the level at which intoxication would be presumed under the law of the state, country, or jurisdiction in which the event, activity or accident occurred;

•	injury or sickness while you are serving on full-time active duty in any armed forces; or

•	influence of a controlled substance, unless administered by a physician, or taken according to a physician's instructions, and within clinical guidelines.

What Is a Pre-Existing Condition?

You have a pre-existing condition if both 1 and 2 are true:

1.
you received medical treatment, consultation, care or services including diagnostic measures, or were prescribed drugs or medicines in the three months just prior to your effective date of coverage or the date an increase in benefits through amendment or your enrollment in another Plan option, would otherwise be available;

2.	the disability begins in the first 12 months after your effective date of coverage.

What If You Are Not In Active Employment When Your Employer Changes Insurance Carriers To Us (Continuity of Coverage)?

When the Plan becomes effective, we will provide coverage for you if:

•	you are not in active employment because of a sickness or injury; and

•	you were covered by the prior policy.

Your coverage is subject to payment of premium.

Your monthly benefit will be limited to the amount that would have been paid by the prior carrier. We will reduce your monthly benefit by any amount for which your prior carrier is liable.

How Does the Pre-Existing Condition Work If You Were Covered Under Your Employer's Prior Plan (Continuity Of Coverage)?

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You may be eligible for a monthly benefit even if your disability results from a pre-existing condition if, you were:

•	in active employment and insured under the Plan on its effective date; and

•	insured by the prior policy at the time of change.

In order to receive a monthly benefit you must satisfy the pre-existing condition provision under:

1.	our Plan; or

2.	the prior carrier's plan, if benefits would have been paid had that Policy remained in force.

If you do not satisfy item one or two above, we will not pay benefits under our Plan.

If you satisfy item one, we will determine your benefits according to our Plan provisions.

If you only satisfy item 2), we will administer your claim according to our Plan provisions. However, your monthly benefit will be the lesser of:

•	the monthly benefit that would have been payable under the terms of the prior plan if it had remained in force.

•	the monthly benefit under our Plan.

Your benefits will end on the earlier of the following dates:

•	the end of the maximum benefit period under our Plan; or

•	the date benefits would have ended under the prior plan if it had remained in force.

What Happens If You Return To Work Full Time With Your Employer And Your Disability Occurs Again?

If you have a recurrent disability, as determined by us, we will treat your disability as part of your prior claim and you will not have to complete another benefit elimination period if:

•	you were continuously insured under the Plan for the period between the end of your prior claim and your recurrent disability; and

•	your recurrent disability occurs within six months from the end of your prior claim.
Your recurrent disability will be subject to the same terms of the Plan as your prior claim and will be treated as a continuation of that disability.

Any disability, which occurs after six months from the date your prior claim ended, will be treated as a new claim. The new claim will be subject to all of the Policy provisions, including the elimination period.

If you become covered under any other group long term disability plan, you will not be eligible for benefits under this disability Plan.

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ADDITIONAL LONG TERM DISABILITY BENEFITS AND PROGRAMS

Zurich American Life Insurance Company

Survivor Benefit

What Benefits Will Be Provided To Your Family If You Die?

When we receive proof that you have died, while totally disabled, we will pay your Eligible Survivor a lump sum benefit equal to three months of your gross disability monthly benefit if, on the date of your death:

•	your disability had continued for six months; and

•	you were receiving or were entitled to receive payments under this Plan.

However, we will first apply the survivor benefit to any overpayment that may exist on your claim.

If you have no Eligible Survivors, payment will be made to your Estate, unless there is none.

Rehabilitation Program

A program to help you return to work.

We have a vocational rehabilitation program available to assist you in returning to work. We will determine whether you are eligible for this program, at our sole discretion. In order to be eligible for rehabilitation services and benefits, you must be medically able to engage in a return to work program.

Your claim file will be reviewed by one of our rehabilitation professionals to determine if a rehabilitation program might help you return to gainful employment. As your file is reviewed, medical and vocational information will be analyzed to determine an appropriate return to work program. We will make the final determination of your eligibility for participation in the program. We will provide you with a written rehabilitation plan developed specifically for you.

The rehabilitation program may include at our sole discretion, but is not limited to, the following services and benefits:

•	coordination with your employer to assist you to return to work;

•	adaptive equipment or job accommodations to allow you to work;

•	vocational evaluation to determine how your disability may impact your employment options;

•	job placement services;

•	resume preparation;

•	job seeking skills training; or

•	education and retraining expenses for a new occupation.

Additional Benefits While You Participate In Our Rehabilitation Program

We will pay an additional benefit of ten percent of your gross disability benefit to a maximum benefit of $5,000. This benefit is not subject to policy provisions which would otherwise increase or reduce the benefit amount such as deductible sources of income. However, the maximum benefit and maximum benefit period will apply.

In addition, we will continue benefits for you for three months following the date your disability ends if we determine you are no longer disabled while:

•	you are participating in our rehabilitation program; and

•	you are not able to find employment.

This benefit payment may be paid in a lump sum.

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When Will The Rehabilitation Program Benefits End?

Benefits for the rehabilitation program will end on the earliest of the following dates:

•	the date we determine that you are no longer eligible to participate in our rehabilitation programs; or

•	any other date on which benefits would stop in accordance with this Plan.

Worksite Modification Benefit

How Can We Help Your Employer Identify And Provide Worksite Modification?

A worksite modification might be what is needed to allow you to perform the material and substantial duties of your regular occupation with your employer. One of our designated professionals will assist you and your employer to identify a modification we agree is likely to help you remain at work or return to work. This agreement will be in writing and must be signed by you, your employer and us. When this occurs, we will assist your employer with the cost of the modification, up to the greater of:

•	$1,000, or

•	the equivalent of 2 months of your monthly benefit. This benefit is available to you on a one time only basis.

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CLAIM INFORMATION

Zurich American Life Insurance Company

Long Term Disability

Reporting Of Claims

You are required to submit a claim to us in writing by mail or fax. Claim forms may be obtained from your employer or from us. Follow the procedure chosen by your employer to report a disability claim to us.

When Do You Notify Us Of A Claim?

We encourage you to notify us of your disability claim as soon as possible, so that a claim decision will be made in a timely manner. Written notice of a claim should be sent within 90 days after the date Your disability begins. Failure to give notice within the time prescribed does not invalidate or reduce any claim if it is shown that it was not reasonably possible to give the notice within that time, and notice was given as soon as was reasonably possible. However, you must send us written proof of your claim no later than 90 days after your elimination period. If it is not possible to give proof within 90 days it must be given no later than two years after the time proof is otherwise required except in the absence of legal capacity.

If you submit a claim before you have been notified of our decision on any coverage amount requiring evidence of insurability, your amount of coverage will be determined as if our final underwriting decision had been made prior to the date of claim.

The claim form is available from your employer, or you can request a claim form from us. If you do not receive the form from us within 15 days of your request, send us written proof of claim without waiting for the form.

You must notify us immediately when you return to work in any capacity.

How Do You File A Claim?

You and your employer must fill out your own sections of the claim form. You must then give your claim form to your attending physician for your disability. Your physician should fill out his or her section of the form and send it directly to us.

What Information Is Needed As Proof Of Your Claim?

Your proof of claim must be provided at your expense. It must include the following information:

1.	that you are under the regular care of a licensed physician;

2.	appropriate documentation of your monthly covered income;

3.	appropriate documentation that you are not working at any job during the elimination period for your long term disability claim;

4.	the date your disability began;

5.	the cause of your disability;

6.	the extent of your disability, including restrictions and limitations preventing you from performing your regular occupation or any gainful occupation or an activity of daily living; and

7.	the name and address of any inpatient or outpatient facility, hospital, or institution where you received treatment, including all attending physicians.

We may request that you provide us with proof of continuing disability indicating that you are under the regular care of a physician. This proof shall be in writing and satisfactory to us.

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You will be required to give us authorization to obtain additional medical information from your medical providers. You may also be required to provide us with non-medical information such as copies of your IRS Federal Income Tax return, W-2's and 1099's, as part of your proof of continuing disability.

This proof must be provided at your own expense and must be received within 30 days of a request by us. We will deny your claim or stop sending you payments if the appropriate information is not submitted.

Benefit Payment

Benefits will be paid to you on a monthly basis upon our receipt of satisfactory proof of loss. Benefits payable other than for loss of time will be paid within sixty days of our receipt of satisfactory proof of loss.

What Happens If We Overpay Your Claim?

We have the right to recover any overpayments for amounts paid greater than the benefits that you are entitled to receive. This includes but is not limited to our error, your receipt of deductible sources of income or fraud. We will not recover more money than the amount we paid you.

We have the right to do any one or all of the following:

•	require you to return the overpayment on request;

•	stop payment of benefits until the overpayment is recovered;

•	take any legal action needed to recover the overpayment; and

•	place a lien, if not prohibited by law, in the amount of the overpayment on the proceeds of any other income, whether on a periodic or lump sum basis.

If the overpayment occurred as a result of your receipt of deductible sources of income, during the period for which you have received a benefit under this Plan, we will exclude from the amount to be recovered, any advocate or legal fees incurred by you to obtain such deductible sources of income, provided you return the overpayment to us within 30 days of our written request. If you do not return the overpayment to us within 30 days, such fees will not be excluded. You will remain responsible for repayment of the total overpaid amount.

Examples of deductible sources of income are:

•	Workers' compensation;

•	Federal Social Security benefits;

•	Disability payments made by, or on behalf of, a third party as a result of any person's

•	action or inaction.

All full list of deductible sources of income is located in the “Long Term Disability Benefits” Section of the Certificate.

Unpaid Premium Due

Any unpaid premium due for your coverage under this Policy may be recovered by us by offsetting against amounts otherwise payable to you under this Policy, or by other legally permitted means.

When Will We Require You To Obtain Physical Examinations And Evaluations?

We will have the right and opportunity to have a physician, dentist, vocational expert or other medical or vocational professional of our choice examine you when you request benefits for new and ongoing claims under this Plan.

Multiple exams, evaluations and functional capacity exams may be required during your disability for an ongoing claim. This will be done at all reasonable times while a claim for benefits is pending or under review. This will be done at our expense at no cost to you.

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What Are The Time Limits For Legal Proceedings?

You can start legal action regarding your claim 60 days after proof of claim has been given to us and up to three years from the time proof of claim is required, unless otherwise provided under federal law.

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CLAIM PROCEDURES AND APPEAL INFORMATION
Zurich American Life Insurance Company

Applicability Of ERISA

If this Policy provides benefits under a Plan which is subject to the Employee Retirement Income Security Act of 1974 (ERISA), the following provisions apply. Whether a Plan is governed by ERISA is determined by a court, however, your employer may have information related to ERISA applicability. If ERISA applies, the following items constitute the Plan: the additional information contained in this document, the Policy, including your Certificate of Coverage, the Benefits Schedule and any additional summary plan description information provided by the Plan Administrator. Benefit determinations are controlled exclusively by the Policy, your Certificate of Coverage, and the information in this document.

How To File A Claim

If you wish to file a claim for benefits, you should follow the claim procedures described in your certificate of coverage. To complete your claim filing, we must receive the claim information it requests from you (or your authorized representative), your attending physician, and your employer. If you or your authorized representative has any questions about what to do, you or your authorized representative should contact us directly.

Claims Procedures

We will give you notice of the decision no later than 45 days after the claim is filed. This time period may be extended twice by 30 days if we determine that such an extension is necessary due to matters beyond the control of the Plan and we notify you of the circumstances requiring the extension of time and the date by which we expect to render a decision. If such an extension is necessary due to your failure to submit the information necessary to decide the claim, the notice of extension will specifically describe the required information, and you will be afforded at least 45 days within which to provide the specified information. If you deliver the requested information within the time specified, any 30-day extension period will begin after you have provided that information. If you fail to deliver the requested information within the time specified, we may decide your claim without that information.

If your claim for benefits is wholly or partially denied, the notice of adverse benefit determination under the Plan will:

•	state the specific reason(s) for the determination;

•	reference specific Plan provision(s) on which the determination is based;

•	describe additional material or information necessary to complete the claim and why such information is necessary;

•
describe Plan procedures and time limits for appealing the determination, and your right to obtain information about those procedures and the right to bring a lawsuit under Section 502(a) of ERISA following an adverse determination from us on appeal; and

•	disclose any internal rule, guidelines, protocol or similar criterion relied on in making the adverse determination (or state that such information will be provided free of charge upon request).

Notice of the determination may be provided in written or electronic form. Electronic notices will be provided in a form that complies with any applicable legal requirements.
Appeal Procedures
You have 180 days from the receipt of notice of an adverse benefit determination to file an appeal. Requests for appeals should be sent to the address specified in the claim denial. A decision on review will be made no later than 45 days following receipt of the written request for review. If we determine that special circumstances require an extension of time for a decision on review, the review period may be extended by an additional 45 days (90 days in total). We will notify you in writing if an additional 45-day extension is needed.

If an extension is necessary due to your failure to submit the information necessary to decide the appeal, the notice of extension will specifically describe the required information, and you will be afforded at least 45 days to provide

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the specified information. If you deliver the requested information within the time specified, the 45-day extension of the appeal period will begin after you have provided that information. If you fail to deliver the requested information within the time specified, we may decide your appeal without that information.

You will have the opportunity to submit written comments, documents, or other information in support of your appeal. You will have access to all relevant documents as defined by, applicable U.S. Department of Labor regulations. The review of the adverse benefit determination will take into account all new information, whether or not presented or available at the initial determination. No deference will be afforded to the initial determination.

The review will be conducted by us and will be made by a person different from the person who made the initial determination and such person will not be the original decision maker's subordinate. In the case of a claim denied on the grounds of a medical judgment, we will consult with a health professional with appropriate training and experience. The health care professional who is consulted on appeal will not be the individual who was consulted during the initial determination or a subordinate. If the advice of a medical or vocational expert was obtained by the Plan in connection with the denial of your claim, we will provide you with the names of each such expert, regardless of whether the advice was relied upon.
A notice that your request on appeal is denied will contain the following information:

•	the specific reason(s) for the determination;

•	a reference to the specific Plan provision(s) on which the determination is based;

•
a statement disclosing any internal rule, guidelines, protocol or similar criterion relied on in making the adverse determination (or a statement that such information will be provided free of charge upon request);

•	a statement describing your right to bring a lawsuit under Section 502(a) of ERISA if you disagree with the decision;

•	the statement that you are entitled to receive upon request, and without charge, reasonable access to or copies of all documents, records or other information relevant to the determination; and

•
the statement that "You or your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency".

Notice of the determination may be provided in written or electronic form. Electronic notices will be provided in a form that complies with any applicable legal requirements.

Unless there are special circumstances, this administrative appeal process must be completed before you begin any legal action regarding your claim.
Other Rights

The Company, for itself and as claims fiduciary for the Plan, is entitled to legal and equitable relief to enforce its right to recover any benefit overpayments caused by your receipt of deductible sources of income from a third party. This right of recovery is enforceable even if the amount you receive from the third party is less than the actual loss suffered by you but will not exceed the benefits paid you under the Policy. The Company and the Plan have an equitable lien over such sources of income until any benefit overpayments have been recovered in full.

Discretionary Acts

The Plan, acting through the Plan Administrator, Zurich American Life Insurance Company delegates to and its affiliate's discretionary authority to make benefit determinations under the Plan. The Company may act directly or through their employees and agents or further delegate their authority through contracts, letters or other documentation or procedures to other affiliates, persons or entities. Benefit determinations include determining eligibility for benefits and the amount of any benefits, resolving factual disputes, and interpreting and enforcing the provisions of the Plan. All benefit determinations must be reasonable and based on the terms of the Plan and the facts and circumstances of each claim.

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Once you are deemed to have exhausted your appeal rights under the Plan, you have the right to seek court review under section 502(a) of ERISA of any benefit determinations with which you disagree. The court will determine the standard of review it will apply in evaluating those decisions.

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GLOSSARY
General definitions used throughout this Certificate include:

Accident means a sudden unforeseeable external event that caused bodily injury to an Insured while coverage is in force under the Policy.

Active Employment means you are working for your employer for earnings that are paid regularly and that you are performing the material and substantial duties of your regular occupation. You must be working at least the minimum number of hours as described under eligible class(es) in each plan.

Your work site must be:

•	your employer's usual place of business;

•	an alternative work site at the direction of your employer, other than your home unless clear specific expectations and duties are documented;

•	a location to which your job requires you to travel; or

•	at a location to which your employer’s business requires you to relocate live for an extended period of time.

Normal vacation is considered active employment.

If your employment status is being continued under a severance or termination agreement, you will not be considered in active employment.

Temporary and seasonal workers are excluded from coverage

Administrator means the person(s) or organization(s) that are designated by the Policyholder to perform certain functions on behalf of the Policyholder.

Appropriate Care means the determination of an accurate and medically supported diagnosis of the Insured's disability, or ongoing medical treatment and care of the Insured's disability by a physician that conforms to generally-accepted medical standards, including frequency of treatment and care.

Confined or Confinement means a hospital stay of at least 8 hours per day.

Covered Monthly Earnings means your gross monthly income from your employer in effect just prior to your date of disability. It includes your total income before taxes. It is prior to any deductions made for pre-tax contributions to a qualified deferred compensation plan, Section 125 plans, or flexible spending account.

It does not include income received from commissions, bonuses, overtime pay, any other extra compensation, or income received from sources other than your employer.

Deductible Sources of Income means income from the deductible sources listed in the Plan that you receive or are entitled to receive while you are disabled. This income will be subtracted from your gross disability benefit.

Disability Benefit when used with the term retirement plan, means money which:

•	is payable under a retirement plan due to a disability, as defined in the Plan, and

•
does not reduce the amount of money, which would have been paid as retirement benefits which would have been paid as retirement benefits under the Plan if the disability had not occurred. If the payment does cause a reduction, it will be considered a retirement benefit as defined in this certificate.

Eligible Classes means the classes of employees that your employer has selected as being eligible to receive coverage under a Plan. Your employer alone determines the criteria that is used to define the eligible class(es) for insurance coverage under this Plan.

Eligibility Date means the date you become eligible for insurance.

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Eligible Survivor means your spouse, if living, otherwise your children under age 26 equally.

Elimination Period means a period of continuous disability that must be satisfied before you are eligible to receive benefits from this Plan.

Employee means a person who is in active employment with the employer and the employees, individual proprietors, and partners of one or more affiliated corporations, proprietorships or partnerships if the business of the employer and such affiliated corporations, proprietorships or partnerships is under common control. Employee shall exclude in any case, temporary employees and employees who work for the employer less than the number of hours per week indicated in the Benefits Schedule. This term does not include employees who normally work less than 20 hours a week for the employer.

Employer means the Policyholder and subsidiaries or affiliates of the Policyholder that the Policyholder has requested in writing to have included under the Policy, and we, which request we have approved such request.

Expatriate means an employee who is working outside his or her country of permanent residence or citizenship.

Full-Time means the number of hours set by the employer as a regular work day for full-time employees in the Insured's eligible class.

Gainful Occupation means an occupation for which you are or become reasonably fitted by training, education or experience.

Good Cause means a medical reason preventing your participation in the rehabilitation program or in a transitional work arrangement. Satisfactory proof of good cause must be provided to us.

Grace Period means a period of time following the premium due date during which premium payment may be made.

Gross Disability Benefit means the total benefit amount for which an employee is insured under this Plan before we subtract deductible sources of income and disability earnings subject to the maximum benefit.

Home Office means means 1299 Zurich Way, Schaumburg, Illinois 60196.

Hospital or Institution means an accredited facility licensed to provide care and treatment for the condition causing your disability.

Indexed Monthly Earnings For the first year you are disabled your indexed monthly earnings will be equal to your monthly covered earnings. After you have been disabled for one year, your indexed monthly earnings means your covered monthly earnings adjusted on each anniversary of benefit payments, after a 12 month period of disability by the lesser of 10% or the current annual percentage increase in the Consumer Price Index. Your indexed monthly earnings may increase or remain the same, but will never decrease.

The U.S. Department of Labor publishes the consumer price Index (CPI-W). We reserve the right to use some other similar measurement if the Department of Labor changes or stops publishing the CPI-W. Indexing is only used as a factor in the determination of the percentage of lost earnings while you are disabled and working in the determination of any gainful occupation.

Injury means bodily injury that is a direct result of an accident and independent of all other causes. The injury must occur, and the disability must begin while you are covered under this Plan. Exception: any disability that occurs more than 60 days after the injury will be considered a sickness for the purpose of determining benefits under this Policy.

Insured means any person covered under this Plan for whom premium has been paid.

Law, Plan or Act means the original enactment of the law, plan or act and all amendments.

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Leave of Absence means you are temporarily absent from active employment for a period of time that has been agreed to in advance in writing by your employer. Your normal vacation time or any period of disability is not considered a Leave of Absence.

Limited means what you cannot or are unable to do.

Master Policy means the Group Insurance Policy obtained by the Policyholder under which your employer participates and receives group long term disability insurance to cover eligible employees.

Material and Substantial Duties means duties that:

•	are normally required for the performance of your regular occupation; and

•
cannot be reasonably omitted or modified, except that if you are required to work an average in excess of 40 hours per week, we will consider you able to perform that requirement if you are working or have the capacity to work 40 hours per week.

Maximum Capacity means based on your restrictions and limitations:

•	during the first 24 months of disability, the greatest extent of work you are able to do in your regular occupation that is reasonably available; and

•
beyond 24 months of disability the greatest extent of work you are able to do in any occupation, that is reasonably available, for which you are reasonably qualified by education, training or experience.

Maximum Period of Payment means the longest period of time we will make payments to you for any one period of disability.

Mental Illness means a psychiatric or psychological condition classified in the Diagnostic and Statistical Manual of Mental Health Disorders (DSM) published by the American Psychiatric Association, most current as of the start of a disability. Such disorders include, but are not limited to, psychotic, emotional or behavioral disorders, schizophrenia, depression, bipolar illness, or disorders relating from stress or to substance abuse or dependency. If the DSM is discontinued or replaced, these disorders will be those classified in the diagnostic manual then used by the American Psychiatric Association as of the start of the disability. These conditions are usually treated by a mental health provider or other qualified provider using psychotherapy, psychotropic drugs, or other methods of treatment as standardly accepted in the practice of medicine.

Monthly Benefit means your benefit amount after any deductible sources of income and disability earnings have been subtracted from your gross disability benefit.

Part-Time Basis means the ability to work and earn between 20% and 80% of your indexed monthly earnings.

Payable Claim means a claim for which we are liable under the terms of the Policy.

Physician means a person performing tasks that are within the limits of his or her medical license; and:

•	a person who is licensed to practice medicine, and prescribe and administer drugs and medicines, or to perform surgery; or

•	a person with a doctoral degree in Psychology (Ph.D. or Psy.D.) whose primary practice is treating patients; or

•	a person who is a legally qualified medical practitioner according to the laws and regulations of the governing jurisdiction.

We will not recognize you or a person related to you as a physician for a claim that you send to us. This includes but not limited to your spouse, children, parents, siblings, brothers-in-law, sisters-in-law, or step children.

Plan means a line of coverage under the Policy.

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Policy means the Policy provided to the employer.

Policyholder means an employer who as applied for coverage under the Policy for eligible employees and their dependents.

Prior Plan means the Plan of insurance providing similar benefits sponsored by the employer in effect directly prior to the Policy effective date.

Reasonable Accommodation means modifications or adjustments to a job, an employment practice or the work environment that makes it possible for a disabled person to perform the material duties of their occupation without causing undue hardship to any employer. It must meet federal standards of Reasonable Accommodation as detailed in the Americans with Disabilities Act of 1991 and any later amendments.

Reasonable Occupation means any gainful activity for which you are, or may reasonably become fitted by education, training, or experience.

Recurrent Disability means a disability, which is:

•	caused by a worsening in your condition; and

•	due to the same cause(s) as your prior disability for which we made a long term disability payment, or you satisfied your elimination period.

Regular Care means:

•	you personally visit a physician as frequently as is medically required, according to generally accepted medical standards, to effectively manage and treat your disabling condition(s); and

•
you are receiving the most appropriate treatment and care, which conform with generally accepted, medical standards, for your disabling condition(s) by a physician whose specialty or experience is the most appropriate for your disabling conditions(s) according to generally accepted medical standards.

Regular Occupation means the occupation you are routinely performing when your disability begins. We will look at your occupation as it is normally performed in the national economy, instead of how the work tasks are performed for a specific employer or at a specific location.

Rehabilitation Program means a program, approved by us, designed to assist you to return to work.

Retirement Plan means a defined contribution plan or defined benefit plan. These are plans, which provide retirement benefits to employees and are not funded entirely by employee contributions. Retirement plan includes but is not limited to any plan that is part of any federal, state, county, municipal or association retirement system.

Salary Continuation or Accumulated Sick Leave means continued payments to you by your employer of all or part of your monthly earnings, after you become disabled as defined by the Policy. This continued payment must be part of an established Plan maintained by your employer for the benefit of all employees covered under the Policy. Salary continuation or accumulated sick leave does not included compensation paid to you by your employer for work you actually perform after your disability begins. Such compensation is considered disability earnings and would be taken into account in calculating your monthly benefit.

Sickness means an illness, disease or disabling pregnancy. The sickness must begin while you are covered under this Plan.

Spouse means the Insured’s lawful spouse, (not including a spouse who is legally separated from the Insured.

We, Us and Our means Zurich American Life Insurance Company.

You, Your means an insured employee who is eligible for our coverage under this Plan.

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SCHEDULE FINAL
Zurich American Life Insurance Company
Long Term Disability Plan
Benefits Schedule

This Long Term Disability Plan provides financial protection for you by paying a portion of your income if you become disabled due to an illness or injury while covered under this Plan. The amount you receive is based on the amount you earned before your disability began. In some cases, you can receive disability payments even if you work while you are disabled.

This Benefits Schedule (hereinafter "Schedule") is a summary of some of the features and benefits of your employer’s Long Term Disability Plan. It is not a contract. You are not necessarily entitled to insurance because you received this Schedule. You are only entitled to insurance if you are eligible in accordance with the terms of the certificate, you have met your employer’s eligibility requirements and premium has been paid. For a complete description of the terms, conditions, exclusions and limitations of your employer’s Plan, refer to your Certificate. In the event of a discrepancy between this Schedule and the Certificate, the Certificate will control.

Policyholder:	Northrop Grumman Corporation
Policy Number:	CLPEX01084
Policy Effective Date:	January 1, 2019
Plan Year:	January 1, 2019 through December 31, 2019 and each following January 1st.
Eligible Classes: All persons in the following class(es)are eligible for employee coverage: Class 1: All Elected or Appointed Officers in active employment who are elected by the Board of Directors.
Minimum Hours Requirement For Active Employment: Employees must be working at least 20 regularly scheduled hours per week.
Service Waiting Period: None.

Who Pays For The Coverage:
Your employer pays the cost of your coverage (pre-tax).

Premium Waiver:
If you become disabled, no premium payments are required for your coverage while you are receiving benefits under this Plan, provided the premium was paid during the elimination period.

Elimination Period:
Benefits start after the later of:

•    the first 180 days;
•    the date your employer-sponsored Short Term Disability benefits end; or
•    the date you have exhausted accumulated sick time or salary continuation.

Benefits begin the day after the elimination period is completed.

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Monthly Benefit

Monthly Benefit Percentage: 65% of covered monthly earnings to the maximum monthly benefit per month, less deductible sources of income.

Your benefit may be reduced by deductible sources of income and disability earnings. Some disabilities may not be covered or may have limited coverage under this Plan.

The Maximum Monthly Benefit Is:	$15,000 per month
The Minimum Monthly Benefit Is:

Greater of $100 or 10% of your gross disability benefit.

You are not eligible for the minimum monthly benefit during periods of overpayment until the overpayment has been recovered by us, or offset by your monthly benefit.

Survivor Benefit:	3 times the gross disability benefit

Rehabilitation Program Benefit:

Ten percent of your gross disability benefit to a maximum of $5,000.
Refer to the Certificate for program details.

In addition, we will provide a monthly benefit to you for three months following the date your disability ends if we determine you are no longer disabled while:

•    you are participating in the rehabilitation program; and
•    you are not able to find employment.

Limited Benefits for Mental Illness, Mental Disorders, Substance Abuse, Drug or Alcohol Addiction:

Benefits for Mental Illness, Mental Disorders, Drug and Alcohol Addiction are limited to 24 months while insured under the Policy unless you are confined as a resident inpatient in a hospital at the end of the 24-month period. The monthly benefit will continue to be paid during such confinement.

Pre-Existing Condition Limitation:	3/12 applies; refer to the Certificate for a full description.

Maximum Benefit Duration Table

The table below shows the maximum duration for which benefits may be paid. All other limitations of the Policy will apply.

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Age At Disability	Maximum Benefit Period
Less than age 60	To age 65 but not less than 5 years
Age 60	60 months
Age 61	48 months
Age 62	42 months
Age 63	36 months
Age 64	30 months
Age 65	24 months
Age 66	21 months
Age 67	18 months
Age 68	15 months
Age 69 and over	12 months

Limited And Excluded Conditions And Disabilities:

Total Benefit: The total benefit payable to you on a monthly basis (including all benefits provided under this Plan) will not exceed 100% of your covered monthly earnings unless otherwise stated in the Certificate under specific conditions.

Your Plan does not cover disabilities related to all injuries, illness or disease. Refer to your Certificate for a complete list of exclusions and limitations.

The following disabilities have limited benefits under this Plan: mental Illness, mental disorders, drug and alcohol addiction. Refer to the Certificate for a detailed description of the benefits and the limitations.

If you are receiving or are eligible to receive benefits for a disability under a prior disability Plan that was sponsored by your employer or was terminated before the effective date of this Plan, then no benefits will be payable for the disability under this Policy.

IMPORTANT: THIS SCHEDULE SHOULD BE ATTACHED TO YOUR CERTIFICATE. THIS SCHEDULE REPLACES ANY PRIOR SCHEDULES ISSUED TO YOU WITH RESPECT TO THE COVERAGES DESCRIBED IN THE CERTIFICATE.

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